POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of First Charter Corporation (the "Corporation") and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Lawrence M. Kimbrough and Robert O. Bratton, and each of them acting individually, its and his true and lawful attorneys, with full power to act without the other and with full power of substitution, to execute, deliver and file in its and his name and on its and his behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 100,000 shares of the Common Stock of the Corporation for sale from time to time by the Corporation to various of its key employees pursuant to the exercise of options granted under the 1993 Employee Stock Purchase Plan, and any and all amendments, including any and all post-effective amendments, to the foregoing and any and all documents in support thereof or supplemental thereto, and (b) such registration statements, petitions, applications, consents to service of process or other instruments, and any and all amendments or supplements to the foregoing and any and all documents in support thereof or supplemental thereto, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such state or other securities laws, regulations and requirements as may be applicable; and each of the Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of said Officers and Directors might or could do personally in his capacity or capacities as aforesaid, and each of the Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its or his signature as the same may be signed by said attorneys or attorney, or either of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all amendments to the foregoing and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, First Charter Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors of the Corporation in the capacity or capacities noted has hereunto set his hand on the date indicated.

                              FIRST CHARTER CORPORATION


                              By:/S/LAWRENCE M. KIMBROUGH
                                   Lawrence M. Kimbrough
                                   President and
                                    Chief Executive Officer

                              Dated:    May 17, 1995

       SIGNATURE                   TITLE                 DATE

/S/LAWRENCE M. KIMBROUGH President, Chief Executive  May 17, 1995
Lawrence M. Kimbrough    Officer and Director
                         (Principal Executive Officer)

/S/J. ROY DAVIS, JR.     Chairman of the Board and   May 17, 1995
J. Roy Davis, Jr.        Director

/S/ROBERT O. BRATTON     Executive Vice President    May 17, 1995
Robert O. Bratton        (Principal Financial and
                         Accounting Officer)

/S/WILLIAM R. BLACK      Director                    May 17, 1995
William R. Black

/S/JANE B. BROWN         Director                    May 17, 1995
Jane B. Brown

/S/GRADY S. CARPENTER    Director                    May 17, 1995
Grady S. Carpenter

/S/MICHAEL R. COLTRANE   Director                    May 17, 1995
Michael R. Coltrane

/S/J. KNOX HILLMAN, JR.  Director                    May 17, 1995
J. Knox Hillman, Jr.

/S/BRANSON C. JONES      Director                    May 17, 1995
Branson C. Jones

/S/D. C. LINN, JR.       Director                    May 17, 1995
D. C. Linn, Jr.

/S/ROBERT F. LOWRANCE    Director                    May 17, 1995
Robert F. Lowrance

/S/HUGH H. MORRISON      Director                    May 17, 1995
Hugh H. Morrison

/S/T. DAVID PROPST       Director                    May 17, 1995
T. David Propst

/S/ROBERT L. WALL        Director                    May 17, 1995
Robert L. Wall

/S/JAMES B. WIDENHOUSE   Director                    May 17, 1995
James B. Widenhouse